Exhibit 2.8

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                      WARRANT TO PURCHASE ORDINARY SHARES
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NEITHER THIS WARRANT NOR THE  SECURITIES  INTO WHICH THIS WARRANT IS EXERCISABLE
HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISIDICTION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO
AN  AVAILABLE   EXEMPTION  FROM,  OR  IN  A  TRANSACTION  NOT  SUBJECT  TO,  THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                       WARRANT TO PURCHASE ORDINARY SHARES

       Number of Shares:      Up to           shares (subject to adjustment)
                              ----------------------------------------------
       Warrant Price:         $   per share
                              -------------
       Issuance Date:         July 21, 2005
                              -------------
       Expiration Date:       July 21, 2010
                              -------------

THIS WARRANT CERTIFIES THAT for value received,                           or its
registered assigns (hereinafter called the "Holder") is entitled to purchase from Futuremedia PLC (hereinafter called the "Company"), the above referenced number of fully paid and nonassessable shares (the "Shares") of Ordinary Shares (the "Ordinary Shares"), of Company, at the Warrant Price per Share referenced above; the number of shares purchasable upon exercise of this Warrant referenced above being subject to adjustment from time to time as described herein. This Warrant is issued in connection with that certain Securities Purchase Agreement dated as of July 21, 2005, by and between the Company and Holder (the "Purchase Agreement"). The exercise of this Warrant shall be subject to the provisions, limitations and restrictions contained herein.

1. Term and Exercise.

1.1 Term. This Warrant is exercisable in whole or in part (but not as to any fractional share of Ordinary Shares), at any time and from time to time after the six month anniversary of the Issuance Date and prior to 6:00 p.m. on the Expiration Date set forth above.

1.2 Warrant Price. The Warrant shall be exercisable at the Warrant Price described above.

1.3 Maximum Number of Shares.  The maximum  number of Shares of Ordinary  Shares
exercisable   pursuant   to  this   Warrant   is              Shares.   However,
notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for a number of Shares greater than the number that would cause the aggregate beneficial ownership of the Company's Ordinary Shares (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of (a) the Holder and its affiliates or (b) M.A.G. Capital, LLC, and its affiliates, to equal 9.99% of the Company's Ordinary Shares then outstanding. In accordance with the shareholder approval requirements under the rules of the Nasdaq Stock Market, notwithstanding any other provision contained in this Warrant, in no event shall the Company be obligated in connection with the transactions contemplated by this Warrant and/or by the Purchase Agreement to issue shares representing more than 19.99% of its outstanding capital stock as of the Issuance Date hereof without prior approval of its shareholders at a general meeting called for that purpose.

1.4 Procedure for Exercise of Warrant. Holder may exercise this Warrant by delivering the following to the principal office of the Company in accordance with Section 5.1 hereof: (i) a duly executed Notice of Exercise in substantially the form attached as Schedule A, (ii) payment of the Warrant Price then in effect for each of the Shares being purchased, as designated in the Notice of Exercise, and (iii) this Warrant. Payment of the Warrant Price may be in cash, certified or official bank check payable to the order of the Company, or wire transfer of funds to the Company's account (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased.

1.5 Delivery of Certificate and New Warrant. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Ordinary Shares so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, together with any other securities or other property which the Holder is entitled to receive upon exercise of this Warrant, shall be delivered to the Holder hereof, at the Company's expense, within a reasonable time, not exceeding fifteen (15) calendar days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of Shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for Ordinary Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was received by the Company, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is on a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.6 Restrictive Legend. Each certificate for Shares shall bear a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Shares may, at the time of such exercise, be listed:

          The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred ("transferred") in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

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Any  certificate  issued  at any  time  in  exchange  or  substitution  for  any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel for the Holder thereof (which counsel shall be reasonably satisfactory to the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

1.7 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant. In the event of a fractional interest, the number of Shares to be issued shall be rounded down to the nearest whole Share.

2. Representations, Warranties and Covenants.

2.1 Representations and Warranties.

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary power and authority to perform its obligations under this Warrant;

      (b) The execution, delivery and performance of this Warrant has been duly authorized by all necessary actions on the part of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

      (c) This Warrant does not violate and is not in conflict with any of the provisions of the Company's Memorandum and Articles of Association and any resolutions of the Company's Board of Directors or stockholders, or any agreement of the Company, and no event has occurred and no condition or circumstance exists that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation or conflict.

2.2 Issuance of Shares. The Company covenants and agrees that all shares of Ordinary Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant or any Ordinary Shares or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Ordinary Shares to provide for the exercise in full of the rights represented by this Warrant. If at any time the number of authorized but unissued shares of Ordinary Shares of the Company shall not be sufficient to effect the exercise of the Warrant in full, subject to the limitations set forth in Section 1.3 hereto, then the Company will take all such corporate action as may, in the opinion of counsel to the Company, be necessary or advisable to increase the number of its authorized shares of Ordinary Shares as shall be sufficient to permit the exercise of the Warrant in full, subject to the limitations set forth in Section 1.3 hereto, including without limitation, using its best efforts to obtain any necessary stockholder approval of such increase. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Ordinary Shares issuable upon the exercise of this Warrant is listed on any national securities exchange or the Nasdaq Stock Market, the Company will, if permitted by the rules of such exchange or market, list and keep listed on such exchange or market, upon official notice of issuance, all shares of such Ordinary Shares issuable upon exercise of this Warrant.

3. Other Adjustments.

3.1 Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding Ordinary Shares into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Shares subject to this Warrant shall be proportionately increased, and conversely, in case the outstanding Ordinary Shares of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares subject to this Warrant shall be proportionately decreased.

3.2 Dividends in Ordinary Shares, Other Stock or Property. If at any time or from time to time the holders of Ordinary Shares (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

      (a) Ordinary Shares, Options or any shares or other securities which are at any time directly or indirectly convertible into or exchangeable for Ordinary Shares, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

      (b) any cash paid or payable otherwise than as a regular cash dividend; or

      (c) Ordinary Shares or additional shares or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Ordinary Shares issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above) and additional shares, other securities or property issued in connection with a Change (as defined below) (which shall be covered by the terms of Section 3.3 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Ordinary Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Ordinary Shares as of the date on which holders of Ordinary Shares received or became entitled to receive such shares or all other additional stock and other securities and property.

3.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Ordinary Shares shall be entitled to receive shares, securities or other assets or property (a "Change"), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Ordinary Shares which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 3.3 shall similarly apply to successive Changes.

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4. Ownership and Transfer.

4.1 Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

4.2 Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company in accordance with Section
5.1 hereof. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Warrant, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than income taxes and stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder. Holder will not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws and except after providing evidence of such compliance reasonably satisfactory to the Company.

5. Miscellaneous Provisions.

5.1 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy , and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be: Futuremedia Plc, Nile House, Nile Street, Brighton, BN1 1HW, Fax: +44 (0) 1273 829702, with a copy to: Mark A. Dorff, Esq., Brown Rudnick / 8 Clifford Street / London W1S 2LQ, Fax: +44-20-7851-6100. If to a Fund or M.A.G.: M.A.G. Capital, LLC, 555 South Flower Street, Suite 4200, Los Angeles, CA 90071, Telephone No.: (213) 533-8288, Facsimile No.: (213) 533-8285,
Attention: David Firestone, with a copy to Sheppard Mullin Richter & Hampton LLP, 333 South Hope Street, 48th Floor, Los Angeles, CA 90071-1448, Facsimile
No.: (213) 620-1398, Attention: David C. Ulich. Each party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Funds to the Company, and in the case of the Company to all of the Funds and M.A.G.

5.2 All notices, requests and approvals required by this Warrant shall be in writing and shall be conclusively deemed to be given (i) when hand-delivered to the other party, (ii) when received if sent by facsimile at the address and number set forth above; provided that notices given by facsimile shall not be effective, unless either (a) a duplicate copy of such facsimile notice is promptly given by depositing the same in the mail, postage prepaid and addressed to the party as set forth below or (b) the receiving party delivers a written confirmation of receipt for such notice by any other method permitted under this paragraph; and further provided that any notice given by facsimile received after 5:00 p.m. (recipient's time) or on a non-business day shall be deemed received on the next business day; (iii) five (5) business days after deposit in the United States or United Kingdom mail, certified, return receipt requested, postage prepaid, and addressed to the party as set forth below; or (iv) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the party as set forth below with next business day delivery guaranteed; provided that the sending party receives confirmation of delivery from the delivery service provider.

5.3 No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company except upon exercise in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Ordinary Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.4 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements among New York residents made and to be performed entirely within the State of New York, without giving effect to the conflict of law principles thereof.

5.5 Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets and/or securities. All of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

5.6 Waiver, Amendments and Headings. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a particular instance and either retroactively or prospectively). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

5.7 Reseverd.

5.8 Attorneys' Fees and Disbursements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys' fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly
authorized officer this     day of           , 2005.


COMPANY:
                                     FUTUREMEDIA PLC



                                     By
                                        -------------------------------------

                                     Print Name:
                                                -----------------------------

                                     Title:
                                            ---------------------------------

                                   SCHEDULE A

                           FORM OF NOTICE OF EXERCISE

                [To be signed only upon exercise of the Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO EXERCISE THE WITHIN WARRANT


The undersigned hereby elects to purchase         shares of Ordinary Shares (the
"Shares") of Futuremedia PLC under the Warrant to Purchase Ordinary Shares dated May __ , 2005, which the undersigned is entitled to purchase pursuant to the
terms of such Warrant. The undersigned has delivered  $         ,  the aggregate
Warrant  Price  for         Shares  purchased  herewith,  in  full in cash or by
certified or official bank check or wire transfer.

      Please issue a certificate or certificates representing such shares of Ordinary Shares in the name of the undersigned or in such other name as is specified below and in the denominations as is set forth below:

      -----------------------------------------------------------------------
      [Type Name of Holder as it should appear on the stock certificate]

      -----------------------------------------------------------------------
      [Requested Denominations - if no denomination is specified, a single certificate will be issued]

      The  initial  address of such Holder to be entered on the books of Company
shall                                                                        be:

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

      The undersigned hereby represents and warrants that the undersigned is acquiring such shares for his own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.



                     By:
                        --------------------------------------------------------

                     Print Name:
                                ------------------------------------------------

                     Title:
                           -----------------------------------------------------

                     Dated:
                           -----------------------------------------------------

                               FORM OF ASSIGNMENT
                                    (ENTIRE)

               [To be signed only upon transfer of entire Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO TRANSFER THE WITHIN WARRANT



FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto _________________________________ all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said Warrant on the books of _____________________, with full power of substitution.





[Type Name of Holder]



By:
     ----------------------------------------------
Title:
        -------------------------------------------



Dated:
        -------------------------------------------




NOTICE

The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.

                               FORM OF ASSIGNMENT
                                    (PARTIAL)

              [To be signed only upon partial transfer of Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO TRANSFER THE WITHIN WARRANT


FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto ____________________________ (i) the rights of the undersigned to purchase _________________ shares of Ordinary Shares under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said Warrant on the books of Futuremedia PLC, with full power of substitution.


[Type Name of Holder]

By:
     ----------------------------------------------
Title:
        -------------------------------------------



Dated:
        -------------------------------------------



NOTICE

The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.